SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Ellsworth Growth and Income Fund Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ELLSWORTH GROWTH AND INCOME FUND LTD.

One Corporate Center
Rye, New York 10580-1422
(914) 921-5070

NOTICE OF CHANGE TO ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 11, 2020

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, EACH DATED APRIL 1, 2020.

To the Shareholders of ELLSWORTH GROWTH AND INCOME FUND LTD. (the “Fund”)

Notice is hereby given that the location of the Annual Meeting of Shareholders of the Fund (the “Meeting”) has been changed.  The date and time of the Meeting remains the same, May 11, 2020 at 8:50 a.m., Eastern Time.  Due to the public health impact of COVID-19 and to support the health and well-being of the Fund’s shareholders, the Board of Trustees of the Fund has announced that the Meeting will now be held virtually by Internet webcast rather than in person.  Shareholders will only be able to attend the Meeting by means of remote communication.  The record date remains unchanged and is fixed as the close of business on March 17, 2020. Shareholders of record as of the record date may participate in, submit questions during, and vote at the Meeting.  To participate in the Meeting, shareholders must register in advance by submitting the required information (described below) to Broadridge Financial Solutions Inc., the Fund’s proxy tabulator, at https://viewproxy.com/GabelliFunds/broadridgevsm/.

If shares are registered directly with the Fund in the shareholder’s name, in order to register to participate in the Meeting, the shareholder must enter the control number found on the proxy card included in the proxy materials.  If shares are held by a broker, bank, or other nominee and the shareholder wishes to vote at the Meeting, the shareholder must first obtain a “legal proxy” from the applicable nominee/record holder, who will then provide a newly-issued control number to be submitted when registering for the Meeting.  If shares are held by a broker, bank, or other nominee and the shareholder wishes to attend, but does not wish to vote at the Meeting, the shareholder may call (914) 921-5070 for further information to attend the Meeting.  Requests for registration must be received no later than 5:00 p.m., Eastern Time, on May 8, 2020. Shareholders will receive an email confirming their registration and providing instructions for participating in the Meeting.

Shareholders are encouraged to vote in advance of the Meeting either through the internet, by telephone or, if paper copies of proxy materials were requested, by returning the completed proxy card. Any questions for the Meeting can be submitted in advance when registering online or during the Meeting.

The matters to be presented at the Meeting are unchanged from the proxy statement and Notice of Annual Meeting of Shareholders, each dated April 1, 2020:

1.
To elect four (4) Trustees of the Fund, three (3) Trustees to be elected by the holders of the Fund’s common shares and holders of its 5.25% Series A Cumulative Preferred Shares (‘‘Preferred Shares’’), voting together as a single class, and one (1) Trustee to be elected by the holders of the Fund’s Preferred Shares, voting as a separate class; and

2.	To consider and vote upon such other matters, including adjournments, as may properly come before said Meeting or any adjournments thereof.

By Order of the Board of Trustees,

ANDREA R. MANGO
Secretary
May 1, 2020